Exhibit 10.3

EXECUTION VERSION

EXCHANGE AGREEMENT

among

GREAT WOLF RESORTS, INC.,

GW CAPITAL TRUST IV

and

KODIAK CDO II, LTD.

Dated as of March 12, 2012

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of March 12, 2012 (this “Agreement”), is entered into by and among GREAT WOLF RESORTS, INC., a Delaware corporation (the “Company”), GW CAPITAL TRUST IV, a Delaware statutory trust (the “Trust,” together with the Company, the “Sellers”) and KODIAK CDO II, LTD., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Kodiak”).

RECITAL:

A. Reference is made to that certain Junior Subordinated Indenture dated as of June 15, 2007 (the “Existing Indenture”), by and between the Company and Wells Fargo Bank, N.A., as trustee (the “Existing Indenture Trustee”).

B. Reference is made to that certain Amended and Restated Trust Agreement dated as of June 15, 2007 (the “2007 Trust Agreement”), by and among the Company, as depositor, Wells Fargo Bank, N.A., as property trustee (the “2007 Property Trustee”), Wells Fargo Delaware Trust Company (as predecessor-in-interest to Wells Fargo Delaware Trust Company, National Association), as Delaware trustee (the “2007 Delaware Trustee”), and the respective administrative trustees named therein.

C. GW Capital Trust III (“Trust III”) is the holder of a Junior Subordinated Note due 2017 in the original aggregate principal amount of Twenty-Eight Million Nine Hundred Ninety-Five Thousand Dollars ($28,995,000) issued by the Company pursuant to the Existing Indenture (“Existing Subordinated Note”).

D. Kodiak is the holder of preferred securities in the original aggregate liquidation amount of Twenty-Eight Million One Hundred Twenty Five Thousand and No/100 ($28,125,000) issued by Trust III pursuant to the 2007 Trust Agreement (the “Original Preferred Securities”).

E. The Trust proposes to issue (i) preferred securities in the aggregate liquidation amount of Twenty-Eight Million One Hundred Twenty Five Thousand and No/100 Dollars ($28,125,000) (the “New Preferred Securities”) and (ii) common securities in the aggregate liquidation amount of Eight Hundred Seventy Thousand and No/100 Dollars ($870,000) (the “Common Securities”).

F. On the terms and subject to the conditions set forth in this Agreement, the Sellers and Kodiak have agreed to exchange the Original Preferred Securities for the New Preferred Securities.

G. The Company proposes to issue to the Trust junior subordinated notes in the aggregate amount of Twenty Eight Million Nine Hundred Ninety-Five Thousand and No/100 Dollars ($28,995,000) of the Company (the “Junior Subordinated Notes”) in exchange for the delivery by the Trust of the Common Securities and the Original Preferred Securities.

H. The New Preferred Securities and the Common Securities will be issued pursuant to that certain Amended and Restated Trust Agreement, dated as of the Closing Date (the “2012

Trust Agreement”), among the Company, as depositor, Wells Fargo Delaware Trust Company, National Association, as property trustee (the “2012 Property Trustee”), Wells Fargo Delaware Trust Company, National Association as Delaware trustee (the “2012 Delaware Trustee”) and the respective administrative trustees named therein.

I. The Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the “New Indenture”) between the Company and Wells Fargo Delaware Trust Company, National Association (“Wells Fargo”), as trustee (the “New Indenture Trustee”).

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. This Agreement, the New Indenture and the New Preferred Securities and all documents executed and delivered in connection with the foregoing are collectively referred to herein as the “Operative Documents.” All other capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture.

“2007 Delaware Trustee” has the meaning set forth in the Recitals.

“2007 Property Trustee” has the meaning set forth in the Recitals.

“2007 Trust Agreement” has the meaning set forth in the Recitals.

“2012 Delaware Trustee” has the meaning set forth in the Recitals.

“2012 Property Trustee” has the meaning set forth in the Recitals.

“2012 Trust Agreement” has the meaning set forth in the Recitals.

“Annual Report” has the meaning set forth in Section 3(e)(ii).

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§101 et seq., as amended from time to time.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Code” means the Internal Revenue Code of 1986 or any successor statute thereto, in each case as amended from time to time, and the rules and regulations promulgated under it.

“Common Securities” has the meaning set forth in the Recitals.

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974 or any successor statute thereto, in each case as amended from time to time, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 4(j).

“Existing Indenture” has the meaning set forth in the Recitals.

“Existing Indenture Trustee” has the meaning set forth in the Recitals.

“Existing Subordinated Note” has the meaning set forth in the Recitals.

“Financial Statements” means the consolidated financial statements (including notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2011.

“Holder” has the meaning set forth in the New Indenture.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.

“Indemnified Party” has the meaning set forth in Section 8(a). “Indemnified Parties” shall have the correlative meaning.

“Investment Company Act” has the meaning set forth in Section 4(j).

“Junior Subordinated Note Purchase Agreement” has the meaning set forth in Section 4(s).

“Junior Subordinated Notes” has the meaning set forth in the Recitals.

“Kodiak” has the meaning set forth in the introductory paragraph hereof.

“Kodiak Transferred Rights” means any and all of Kodiak’s right, title, and interest in, to and under the Original Preferred Securities, together with the following:

(i) the Existing Indenture and 2007 Trust Agreement;

(ii) all amounts payable to Kodiak under the Original Preferred Securities, the Existing Indenture and/or the 2007 Trust Agreement;

(iii) all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(iv) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Kodiak under the Original Preferred Securities, other than fees, costs and expenses payable to Kodiak hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(v) all proceeds of the foregoing.

“Lien” has the meaning set forth in Section 4(o).

“Material Adverse Change” has the meaning set forth in Section 3(f)(ii).

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its Significant Subsidiaries taken as a whole.

“New Indenture” has the meaning set forth in the Recitals.

“New Indenture Trustee” has the meaning set forth in the Recitals.

“New Preferred Securities” has the meaning set forth in the Recitals.

“Original Preferred Securities” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in Section 4(h).

“Repayment Event” has the meaning set forth in Section 4(o).

“Rule 144A(d)(3)” has the meaning set forth in Section 4(j).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq. or any successor statute thereto, in each case as amended from time to time, and the rules and regulations promulgated under it.

“Sellers” has the meaning set forth in the introductory paragraph.

“Significant Subsidiary” means any Person wherein at least ten percent (10%) of the Equity Interests is owned, directly or indirectly, by the Company and each Significant Subsidiary of the Company is listed on Exhibit B attached hereto. “Significant Subsidiaries” means, collectively, each and every Significant Subsidiary.

“Statutory Trust Act” has the meaning set forth in Section 4(c).

“Tax” means (i) all federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including, any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract.

“Trust” has the meaning set forth in the introductory paragraph.

“Trust III” has the meaning set forth in the Recitals.

“Wells Fargo” has the meaning set forth in the Recitals.

2. Exchange of Original Preferred Securities for New Preferred Securities

(a) The Sellers agree to issue and deliver the New Preferred Securities in accordance with the 2012 Trust Agreement and have requested that Kodiak accept such New Preferred Securities in exchange for the Original Preferred Securities, and Kodiak hereby accepts such New Preferred Securities in exchange for the Original Preferred Securities upon the terms and conditions set forth herein.

(b) The closing of the exchange contemplated herein shall occur at the offices of Nixon Peabody, LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto and Wells Fargo shall agree, at 11:00 a.m. New York time, on March 12, 2012 or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The Sellers and Kodiak hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:

(i) Kodiak CDO Management LLC (as collateral manager for Kodiak) shall have delivered an issuer order instructing the trustee (in such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holders of the Original Preferred Securities to exchange the Original Preferred Securities for the New Preferred Securities and to deliver the Original Preferred Securities to the Trust.

(ii) The Administrative Trustees shall have directed the 2012 Property Trustee to authenticate the New Preferred Securities and deliver the New Preferred Securities to the Holder thereof.

(iii) The 2012 Property Trustee shall have authenticated the New Preferred Securities in accordance with the terms of the 2012 Trust Agreement and delivered the New Preferred Securities as provided above.

(iv) The Trust shall have acquired the underlying beneficial ownership interest in the Original Preferred Securities on DTC records and transferred such underlying beneficial ownership interest in the Original Preferred Securities to the Company as partial consideration for the Junior Subordinated Notes.

(v) Upon the occurrence of the events described in clauses (i) through (v) above and all of the conditions precedent set forth in Section 3, the Sellers and Kodiak shall consummate the Exchange and (A) Kodiak hereby irrevocably transfers, assigns, grants and conveys the Original Preferred Securities and the related Kodiak Transferred Rights to the Trust, and the Trust immediately thereafter irrevocably transfers, assigns, grants and conveys the Original Preferred Securities and the related Kodiak Transferred Rights to the Company, and the Company assumes all rights and obligations of Kodiak with respect to the Original Preferred Securities and the Kodiak Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder of the New Preferred Securities under the terms of the New Preferred Securities, the New Indenture and any other Operative Document.

(vi) The Company shall have paid to Wells Fargo all of such party’s legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Existing Indenture and the 2007 Trust Agreement, if any.

(vii) The Company shall have paid to Kodiak all accrued interest for the period commencing on the most recent interest payment date under the Original Preferred Securities and continuing through and including March 11, 2012.

(viii) Original executed counterparts of the Operative Documents shall be delivered to the parties thereto along with all opinions, certificates and other documents required pursuant thereto and hereto.

3. Conditions Precedent. The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the New Preferred Securities.

(b) Bryan Cave LLP, counsel for the Sellers (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to Kodiak and its successors and assigns and to the New Indenture Trustee and its successors and assigns, in substantially the form set out in Annex A-1 hereto. In rendering its opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; and by and upon such other documents as such counsel may, in its reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion. The Company Counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction and is not an expert in the law of any other jurisdiction. Such Company Counsel opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c) Kodiak shall have been furnished the opinion of the Company Counsel, dated as of the Closing Date, addressed to Kodiak and its respective successors and assigns and the New Indenture Trustee and its successors and assigns, in substantially the form set out in Annex B hereto.

(d) Kodiak shall have received the opinion of Potter, Anderson & Corroon LLP, special counsel for the 2012 Delaware Trustee, the 2012 Property Trustee and New Indenture Trustee, dated as of the Closing Date, addressed to Kodiak and its successors and assigns, in substantially the form set out in Annex C hereto.

(e) Kodiak shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, dated the Closing Date, addressed to Kodiak and its respective successors and assigns, the New Indenture Trustee, in substantially the form set out in Annex D hereto.

(f) The Company shall have furnished to Kodiak a certificate of the Company, signed by the Chief Executive Officer, President or a Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to Kodiak a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated as of the Closing Date, and in the case of the Company as to (i) and (ii) below and in the case of the Trust as to (i) below:

(i) the representations and warranties in this Agreement and the New Indenture are true and correct in all material respects on and as of the Closing Date, and the Company or Trust, as applicable, has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the latest Annual Report of the Company on Form 10-K (the “Annual Report”), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(g) Kodiak shall have been furnished the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, dated as of the Closing Date, addressed to Kodiak and its respective successors and assigns and the New Indenture Trustee and its successors and assigns, in substantially the form set out in Annex E hereto.

(h) Prior to the Closing Date, the Company and the Trust shall have furnished to Kodiak and its counsel such further information, certificates and documents as Kodiak or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to Kodiak or its counsel, this Agreement and any obligations of Kodiak hereunder, whether as holders of the Original Preferred Securities or as prospective Holders of the New Preferred Securities, may be canceled at, or at any time prior to, the Closing Date by Kodiak. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

Each certificate signed by any officer of the Company and delivered to Kodiak or Kodiak’s counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust and/or Company, as the case may be, and not by such trustee or officer in any individual capacity.

4. Representations and Warranties of the Company and the Trust. The Company and the Trust jointly and severally represent and warrant, as of the Closing Date, to, and agrees with Kodiak, as holder of the Original Preferred Securities and with the Holders of the New Preferred Securities, as follows:

(a) The Company (i) is duly organized and validly existing under the laws of Delaware, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b) The Company is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Original Preferred Securities or any of the Kodiak Transferred Rights as a “security” within the meaning of applicable securities laws, it is not acquiring the Original Preferred Securities or the Kodiak Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act.

(c) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Statutory Trust Act”) with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

(d) The Company (i) has no current intention to initiate any bankruptcy or insolvency proceedings and (i) has not entered into the Operative Documents with the actual intent to hinder, delay, or defraud any creditor. None of the New Preferred Securities, the New Indenture or the Exchange is or may be subject to any Impairment.

(e) It (i) is a sophisticated entity with respect to the Exchange, (ii) has sufficient knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon Kodiak, any Holder of the New Preferred Securities, Kodiak CDO Management LLC or the New Indenture Trustee or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Kodiak’s express representations, warranties, covenants and agreements in this Agreement. Each of the Company and the Trust acknowledges that none of Kodiak, any Holders of the New Preferred Securities, Kodiak CDO Management LLC or the New Indenture Trustee or any of their affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(f) It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Kodiak, any Holder, New Indenture Trustee or any of their affiliates could be responsible.

(g) No interest in the Kodiak Transferred Rights is being acquired by or on behalf of an entity that is, or at any time while the Kodiak Transferred Rights are held thereby will be, one or more Benefit Plans.

(h) Neither the Company nor the Trust, nor any of their “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the New Preferred Securities under the Securities Act.

(i) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the New Preferred Securities.

(j) The New Preferred Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the New Preferred Securities otherwise satisfies the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(k) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the New Preferred Securities.

(l) Neither the Company nor the Trust is, and immediately following consummation of the transactions contemplated hereby, will not be, required to register as an “investment company” or an entity “controlled” by an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(m) Each of this Agreement and the New Indenture and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and the Trust and, on the Closing Date, will have been duly executed and delivered by the Company and the Trust, and, assuming due authorization, execution and delivery by Kodiak and/or the New Indenture Trustee, as applicable, will be a legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, except that the enforcement thereof is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity and the discretion of the court before which any proceeding to enforce the Agreement and/or the New Indenture may be brought (regardless of whether such enforcement is considered in a proceeding in equity or at law) including, without limitation, principles that (a) include a requirement that a creditor act with reasonableness and in good faith and deal fairly with its debtors, (b) limit a creditor’s right to accelerate maturity of a debt upon the occurrence of a default deemed immaterial, or (c) might render certain waivers unenforceable (including, without limitation, the remedy of specific performance or injunctive relief); and (d) federal and state securities laws and the public policies underlying such laws (collectively, the “Enforceability Exceptions”).

(n) The New Preferred Securities have been duly authorized by the Trust and, when issued and delivered to the Holder named therein on the Closing Date and, will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the 2012 Trust Agreement. The issuance of the New Preferred Securities is not subject to any preemptive or other similar rights. The Common Securities have been duly authorized by the Trust and will be validly issued, fully paid and nonassessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the 2012 Trust Agreement. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any Lien.

(o) Neither the issue of the New Preferred Securities and exchange of the New Preferred Securities for the Original Preferred Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the 2012 Trust Agreement or the charter or bylaws or similar organizational documents of the Company or any Significant Subsidiary of the Company or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of their Significant Subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”) (excluding any anti-fraud laws) (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company, the Trust or any of their Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company, the

Trust or any of their Significant Subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events or Liens which (X) would not, singly or in the aggregate, be reasonably expected to adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Trust or any of their Significant Subsidiaries prior to its scheduled maturity.

(p) The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(q) The 2012 Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b) hereof, will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and assuming due authorization, execution and delivery by the 2012 Property Trustee and the 2012 Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to Enforceability Exceptions. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the 2012 Trust Agreement and other documents and agreements related to the transactions contemplated hereby.

(r) Intentionally omitted.

(s) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the New Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to the Trust in accordance with the Junior Subordinated Note Purchase Agreement, dated as of the date hereof, by and between the Company and the Trust (the “Junior Subordinated Note Purchase Agreement”), will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to Enforceability Exceptions.

(t) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(u) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its Significant Subsidiaries, except for such actions, suits or proceedings that, if would not, singly or in the aggregate, be reasonably expected to adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Significant Subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not reasonably expected to result in a Material Adverse Effect.

(v) Intentionally omitted.

(w) Intentionally omitted.

(x) Intentionally omitted.

(y) Since the date of the latest Annual Report, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its Equity Interests.

(z) The documents of the Company filed with the Securities and Exchange Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Company’s most recent Annual Report, at the time they were or hereafter are filed by the Company with the Securities and Exchange Commission (collectively, the “1934 Act Reports”), complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder (the “1934 Act Regulations”), and, as of the date of the Company’s most recent Annual Report do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa) Intentionally omitted.

(bb) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

(cc) Intentionally omitted.

(dd) Intentionally omitted.

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(ee) Interest payable by the Company on the Junior Subordinated Notes is deductible by the Company for United States federal income Tax purposes and there are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any Significant Subsidiary, which, if the subject of an action unfavorable to the Company or any Significant Subsidiary, could result in a Material Adverse Effect.

(ff) Intentionally omitted.

(gg) Intentionally omitted.

(hh) Intentionally omitted.

(ii) The information provided by the Company and the Trust pursuant to the Operative Documents does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. Representations and Warranties of Kodiak. Kodiak, for itself, represents and warrants to, and agrees with, the Company and the Trust as follows:

(a) It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform under the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b) This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and the New Indenture Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of Kodiak, enforceable against Kodiak in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by Kodiak of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d) It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(e) Kodiak is the legal and beneficial owner of the Original Preferred Securities and the related Kodiak Transferred Rights and shall deliver the Original Preferred Securities free and clear of any Lien created by Kodiak.

(f) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(g) The outstanding principal amount of the Original Preferred Securities is the face amount as set forth in such Original Preferred Securities.

(h) It is aware that the New Preferred Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(i) It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Without characterizing the New Preferred Securities as a “security” within the meaning of applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the New Preferred Securities in violation of any applicable securities laws.

(j) Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the New Preferred Securities.

(k) It understands and acknowledges that (i) no public market exists for the New Preferred Securities and that it is unlikely that a public market will ever exist for the New Preferred Securities, (ii) it is acquiring the New Preferred Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such New Preferred Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the New Preferred Securities contained in the 2012 Trust Agreement, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the New Preferred Securities.

(l) It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement and the New Indenture for which the Company could be responsible.

(m) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.

(n) Neither the execution and delivery of and compliance with the Operative Documents by Kodiak to which it is a party, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of Kodiak or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity having jurisdiction over Kodiak or its properties or assets or (ii) will require the consent, approval, authorization or order of any court or Governmental Entity.

Except as expressly stated in this Agreement, Kodiak makes no representations or warranties, express or implied, with respect to the Exchange, the Kodiak Transferred Rights, the Original Preferred Securities, the Existing Indenture, the New Preferred Securities or any other matter.

6. Covenants and Agreements of the Company and the Trust. The Company and the Trust jointly and severally agree with Kodiak and the Holders as follows:

(a) The Company and the Trust will arrange for the qualification of the New Preferred Securities for sale under the laws of such jurisdictions as the Holders of the New Preferred Securities may designate and will maintain such qualifications in effect so long as required for the sale of the New Preferred Securities. The Company or the Trust, as the case may be, will promptly advise the Holders of the New Preferred Securities of the receipt by the Company or the Trust, as the case may be, of any notification with respect to the suspension of the qualification of the New Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the New Preferred Securities under the Securities Act.

(c) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on its or their behalf to, engage in (i) any form of “general solicitation or general advertising” (within the meaning of Regulation D), or (ii) any “directed selling efforts” within the meaning of Regulation S under the Securities Act, in connection with any offer or sale of the New Preferred Securities.

(d) So long as the New Preferred Securities are outstanding, (i) the New Preferred Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) the Company shall not be an open-end investment company, unit investment trust or face-

amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the New Preferred Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(e) So long as the New Preferred Securities are outstanding, each of the Company and the Trust shall furnish to (i) the Holders of the New Preferred Securities, (ii) Kodiak CDO Management LLC and (iii) any beneficial owner of the New Preferred Securities reasonably identified to the Company, a duly completed and executed certificate in the form attached hereto as Annex D, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

(f) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the New Preferred Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Holders of the New Preferred Securities and shall be effective so long as the New Preferred Securities are outstanding.

(g) Neither the Company nor the Trust will, until one hundred eighty (180) days following the Closing Date, without the Holders’ or their assignees’ prior written consent in their sole discretion, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any New Preferred Securities or other securities substantially similar to the New Preferred Securities other than as expressly contemplated by the 2012 Trust Agreement, if at all, or (ii) any other securities convertible into, or exercisable or exchangeable for, the New Preferred Securities or other securities substantially similar to the New Preferred Securities or (ii) any preferred securities.

(h) Neither the Company nor the Trust will identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party, provided, that each Indemnified Party hereby consents to the filing of a disclosure on Form 8-K on the Closing Date which identifies some or all of the Indemnified Parties.

7. Payment of Expenses. In addition to the obligations agreed to by the Company under Section 2(b)(vii) herein, the Company agrees to pay all reasonable costs and expenses incident to the performance of the obligations of the Company and the Trust under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization and issuance of the Securities and any taxes payable in connection therewith; (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company or the Trust and (iv) the fees and all reasonable expenses of the 2007 Property Trustee, the 2012

Property Trustee, the 2007 Delaware Trustee, the 2012 Delaware Trustee, New Indenture Trustee, the Existing Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees. The fees of the New Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and the New Indenture Trustee, executed in connection with this Agreement and the New Indenture. In addition to the forgoing the Company shall also pay the fees and all costs and expenses, including, without limitation, attorneys’ fees, incurred by Kodiak, the CDO Trustee, and Kodiak CDO Management LLC in connection with the transactions contemplated herein and in the New Indenture, whether or not the transactions contemplated herein are consummated or this Agreement is terminated.

8. Indemnification. (a) The Sellers agree, jointly and severally, to indemnify and hold harmless Wells Fargo, the Holders, Kodiak, Kodiak CDO Management LLC, and their respective affiliates and their successors and assigns (collectively, the “Indemnified Parties”), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided by or on behalf of the Company and/or the Trust to the Indemnified Parties, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the Company and/or the Trust to the Indemnified Parties, in light of the circumstances under which they were made, not misleading, or (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company and/or the Trust contained herein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that the Sellers may otherwise have.

(b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought and to primarily direct the defense of any such action. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party reasonably believes that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust and/or its trustees or officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

10. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit A.

12. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Agreement may be assigned, whether by operation of law or otherwise, without Kodiak’s prior written consent. The rights and obligations of Kodiak under this Agreement may be assigned by Kodiak without the Company’s or the Trust’s consent; provided, that the assignee assumes the obligations of Kodiak under this Agreement.

13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE

UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15. Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

GREAT WOLF RESORTS, INC.

By:	/s/ JAMES CALDER
Name:	James Calder
Title:	CFO

GW CAPITAL TRUST IV

By: Great Wolf Resorts, Inc., as Depositor under the 2012 Trust Agreement

By:	/s/ JAMES CALDER
Name:	James Calder
Title:	Administrative Trustee

(Signatures continue on the next page)

SIGNATURE PAGE TO EXCHANGE AGREEMENT

KODIAK, AS HOLDER OF THE ORIGINAL PREFERRED SECURITIES AND AS

HOLDER (AS DEFINED IN THE NEW INDENTURE):

KODIAK CDO II, LTD.

By:	/s/ ROBERT M. HURLEY
	Name:	Robert M. Hurley
	Title:	Chief Financial Officer

SIGNATURE PAGE TO EXCHANGE AGREEMENT

EXHIBIT A

Notice Information

Kodiak:

c/o Kodiak CDO Management LLC

2107 Wilson Boulevard, Suite 400

Arlington, VA 22201

Attention: Robert M. Hurley, Chief Financial Officer

Facsimile: (703) 875-7622

Company and Trust:

c/o Great Wolf Resorts, Inc.

525 Junction Road, Suite 6000 South

Madison, Wisconsin 53717

Attn: William J. Robinson, General Counsel

with a copy to

c/o Great Wolf Resorts, Inc.

525 Junction Road, Suite 6000 South

Madison, Wisconsin 53717

Attn: Alexander P. Lombardo, Treasurer

with a copy to:

Bryan Cave LLP

211 North Broadway, Suite 3600

St. Louis, Missouri 63102

Attention: Harold R. Burroughs

A-1

EXHIBIT B

List of Significant Subsidiaries

1.	BHMH, LLC, a Wisconsin limited liability company
2.	Blue Harbor Resort Sheboygan, LLC, a Wisconsin limited liability company
3.	CTGW, LLC, a Delaware limited liability company (49% owned)
4.	Creative Kingdoms, LLC, a Delaware limited liability company (62.44% owned)
5.	GLGB Manager III, LLC, a Delaware limited liability company
6.	Grapevine Beverage, Inc., a Texas corporation
7.	Great Bear Lodge of Wisconsin Dells, LLC, a Delaware limited liability company
8.	Great Lakes Services, LLC, a Delaware limited liability company
9.	Great Wolf Capital Trust I, a Delaware trust
10.	Great Wolf Connecticut, LLC, a Delaware limited liability company
11.	Great Wolf Finance Corp., a Delaware corporation
12.	Great Wolf Kansas SPE, LLC, a Delaware limited liability company
13.	Great Wolf Lodge of Chehalis, LLC, a Delaware limited liability company
14.	Great Wolf Lodge of Georgia, LLC, a Delaware limited liability company
15.	Great Wolf Lodge of Grapevine, LLC, a Delaware limited liability company
16.	Great Wolf Lodge of Kansas City, LLC, a Delaware limited liability company
17.	Great Wolf Lodge of PKI, LLC, a Delaware limited liability company
18.	Great Wolf Lodge of the Carolinas, LLC, a Delaware limited liability company
19.	Great Wolf Lodge of the Poconos, LLC, a Delaware limited liability company
20.	Great Wolf Lodge of Traverse City, LLC, a Delaware limited liability company
21.	Great Wolf Lodge of Williamsburg, LLC, a Delaware limited liability company
22.	Great Wolf TC Development, LLC, a Delaware limited liability company
23.	Great Wolf Traverse SPE, LLC, a Delaware limited liability company
24.	Great Wolf Williamsburg SPE, LLC, a Delaware limited liability company
25.	GW Capital Trust II, a Delaware trust
26.	GW Capital Trust III, a Delaware trust
27.	GW Capital Trust IV, a Delaware trust
28.	GWF Connecticut, LLC, a Delaware limited liability company
29.	GWL KC Beverage, Inc., a Kansas corporation
30.	GWR Development Connecticut, LLC, a Delaware limited liability company
31.	GWR Michigan, LLC, a Delaware limited liability company
32.	GWR OP General Partner, LLC, a Delaware limited liability company
33.	GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership
34.	Mason Family Resorts, LLC, a Delaware limited liability company
35.	New Kingdoms, LLC, a Delaware limited liability company
36.	Niagara Glenview Tent & Trailer Park Limited (Nova Scotia)
37.	Pine Brook Properties, LLC, a Delaware limited liability company
38.	Scooops Tenant, LLC, a Delaware limited liability company
39.	Williamsburg Landlord Parcel C, LLC, a Delaware limited liability company
40.	Williamsburg Landlord Parcel D, LLC, a Delaware limited liability company
41.	Williamsburg Meadows, LLC, a Delaware limited liability company

B-1

ANNEX A

[BRYAN CAVE OPINION]

Annex A-1

ANNEX B

[BRYAN CAVE TAX OPINION]

Annex B-1

ANNEX C

[POTTER, ANDERSON & CORROON LLP OPINION]

Annex C-1

ANNEX D

[RLF OPINION]

Annex D-1

ANNEX E

[PAUL WEISS OPINION]

Annex E-1